Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2009	2008	Change	Change	2009	2008	Change	Change
Kilowatt-Hour Sales-
Total Sales	42,921	44,761	-4.1%		186,093	199,627	-6.8%

Total Retail Sales-	35,793	36,001	-0.6%	-1.5%	152,591	160,259	-4.8%	-4.5%
Residential	11,401	11,278	1.1%	-1.6%	51,690	52,262	-1.1%	-0.7%
Commercial	12,457	12,543	-0.7%	-1.0%	53,526	54,427	-1.7%	-1.2%
Industrial	11,700	11,948	-2.1%	-1.9%	46,422	52,636	-11.8%	-11.7%
Other	235	232	1.0%	1.4%	953	934	2.0%	2.2%

Total Wholesale Sales	7,128	8,760	-18.6%	N/A	33,502	39,368	-14.9%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.